Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the reoffer of shares previously issued pursuant to the 1st Source Corporation 1982 Executive Incentive Plan of our report dated January 14, 2002, with respect to the consolidated financial statements of 1st Source Corporation incorporated by reference in the Annual Report (Form 10-K) for the two years ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP



Columbus, Ohio

Dated:  December 6, 2002